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                                                                       Exhibit 5
                     [Letterhead of Hogan & Hartson L.L.P.]


                                December 5, 2001

BY EDGAR

Board of Directors
Global Imaging Systems, Inc.
3820 Northdale Boulevard, Suite 200A
Tampa, Florida  33624

Ladies and Gentlemen:


          We are acting as counsel to Global Imaging Systems, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission, registering 700,000 shares of the Company's common stock, par value $.01 per share (the "Plan Shares"), issuable in connection with the Company's Amended and Restated 1998 Stock Option and Incentive Plan (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. A copy of the Plan, as certified on the date hereof by the Secretary of the Company as being complete, accurate and in effect.

          3. The Amended and Restated Certificate of Incorporation of the Company, as certified on the date hereof by the Secretary of the Company as being complete, accurate and in effect.

          4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

          5. Resolutions of the Board of Directors of the Company adopted at a meeting held on May 18, 2001, as certified by the Secretary of the

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December 5, 2001
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              Company on the date hereof as being complete, accurate and in effect, relating to the amendment of the Plan to provide for the issuance of an additional 700,000 shares of the Company's common stock pursuant to the Plan.

          6. An executed copy of the Report of the Inspector of Elections, dated August 13, 2001, relating to the votes cast to approve the amendment of the Plan at a meeting of the stockholders of the Company on August 13, 2001.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that the Plan Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                    Very truly yours,


                                    /s/ Hogan & Hartson L.L.P

                                    HOGAN & HARTSON L.L.P.